EXHIBIT 99

The Dairy and Drugs of Abuse Testing Business of
CV Holdings, LLC and CV Leasing LLC

Audited Combined Statements

Year ended December 29, 2001

Contents

Report of Independent Auditors	1

Audited Combined Statements

Combined Statement of Assets to be Acquired and Liabilities to be Assumed	2
Combined Statement of Revenue, Direct and Allocated Cost of Products Sold, Direct and Allocated Selling, General and Administrative Expenses and Interest Expense	3
Notes to the Combined Statements	4

Report of Independent Auditors

The Members of
CV Holdings, LLC and CV Leasing LLC

We have audited the accompanying combined statement of assets to be acquired and liabilities to be assumed of the Dairy and Drugs of Abuse Testing Business of CV Holdings, LLC and CV Leasing LLC as of December 29, 2001, and the related combined statement of revenue, direct and allocated cost of products sold, direct and allocated selling, general and administrative expenses and interest expense for the year then ended (collectively, the statements). These statements are the responsibility of the management of CV Holdings, LLC and CV Leasing LLC. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The operations covered by the statements are part of CV Holdings, LLC and CV Leasing LLC and have no separate legal status. As described in Note 1 to the statements, Basis of Presentation, the statements have been prepared from CV Holdings, LLC’s and CV Leasing LLC’s financial records and allocations of certain costs and expenses have been made. These allocations are not necessarily indicative of the costs and expenses that would have been incurred by the Dairy and Drugs of Abuse Testing Business on a stand-alone basis. The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K of Apogent Technologies, Inc. and are not intended to be a complete presentation of the financial position and results of operations of the Dairy and Drugs of Abuse Testing Business.

In our opinion, the statements referred to above present fairly, in all material respects, the assets to be acquired and liabilities to be assumed of the Dairy and Drugs of Abuse Testing Business as of December 29, 2001, and the revenue, direct and allocated cost of products sold, direct and allocated selling, general and administrative expenses and interest expense for the year then ended in conformity with accounting principles generally accepted in the United States.

                                    Ernst & Young LLP

Syracuse, New York
June 5, 2002

The Dairy and Drugs of Abuse Testing Business of
CV Holdings, LLC and CV Leasing LLC

Combined Statement of Assets to be Acquired
and Liabilities to be Assumed

December 29, 2001

Assets to be Acquired
Accounts receivable, less allowance of $453,000	$3,519,480

Inventory:
Finished goods and work in progress	1,293,838
Raw materials	2,396,428

3,690,266
Property, plant and equipment:
Land and improvements	138,447
Building and improvements	4,273,717
Machinery and equipment	24,510,505

28,922,669
Accumulated depreciation	(11,590,475)

Property, plant and equipment, net	17,332,194

Patents, less accumulated amortization of $648,046	1,052,968

Total assets to be acquired	$25,594,908

Liabilities to be assumed and excess of liabilities over assets to be acquired
Debt	$49,316,399
Capital lease obligations	2,449,279
Accrued expense payable to shareholder	705,926

Total liabilities to be assumed	52,471,604
Excess of liabilities to be assumed over assets to be sold	(26,876,696)

Total liabilities and excess of liabilities over assets to be acquired	$25,594,908

See notes to the statements.

The Dairy and Drugs of Abuse Testing Business of
CV Holdings, LLC and CV Leasing LLC

Combined Statement of Revenue, Direct and Allocated Cost of
Products Sold, Direct and Allocated Selling, General
and Administrative Expenses and Interest Expense

Year ended December 29, 2001

Revenue	$27,347,368
Direct and allocated cost of products sold	15,855,834

Revenue in excess of direct and allocated cost of products sold	11,491,534
Direct and allocated selling, general and administrative expenses	1,727,035

Revenue in excess of direct and allocated cost of products sold and selling, general and administrative expenses	9,764,499
Interest expense	7,123,262

Revenue in excess of direct and allocated cost of products sold, selling, general and administrative expenses and interest expense	$2,641,237

See notes to the statements.

The Dairy and Drugs of Abuse Testing Business of
CV Holdings, LLC and CV Leasing LLC

Notes to the Combined Statements

December 29, 2001

1. Basis of Presentation

On February 25, 2002, CV Holdings, LLC and CV Leasing LLC, an affiliate of CV Holdings, LLC (collectively, Holdings), entered into a purchase and sale agreement (the Agreement) with Apogent Technologies, Inc. (Apogent) to sell their Dairy and Drugs of Abuse Testing Business (Business) to Apogent. Pursuant to the Agreement, Holdings caused Capitol Vial, Inc., a subsidiary of CV Holdings LLC, to distribute assets and liabilities not related to the Business (the Distribution) to another subsidiary of Holdings. Except for accounts receivable of approximately $1,500,000 relating to certain customers, the remaining assets and liabilities of Capitol Vial, Inc., which relate only to the Business, and specifically excluding all cash, were sold to Apogent via the sale of 100% of Capitol Vial, Inc.’s stock and CV Leasing LLC’s member interest (the Transaction).

Upon Transaction closing on February 25, 2002 Apogent assumed ownership of the Business assets and of the Business liabilities of Capitol Vial, Inc. and CV Leasing, LLC (the Company). At closing, a portion of the sale price was used to pay the debt and accrued expense payable to shareholder liabilities assumed by Apogent. Also upon closing, a portion of the price was used to establish an escrow account that is to be used for payment of capital lease obligations.

The Business manufactures patented one-piece airtight and leak-proof plastic containers at its manufacturing facilities in Fultonville, New York, and Auburn, Alabama and provides equipment financing for assets used by Holdings solely in the Business through CV Leasing LLC. The containers are used for collecting, storing, transporting, and tracking samples on which diagnostic tests will be performed. The Business was not accounted for separately by Holdings or Capitol Vial, Inc. Accordingly, the information included in the accompanying Statement of Assets to be Acquired and Liabilities to be Assumed as of December 29, 2001, and the related statement of revenue, direct and allocated cost of products sold, direct and allocated selling, general and administrative expenses and interest expense for the year ended December 29, 2001 has been derived from the financial records of Holdings.

Holdings determines its year-end utilizing a 52-53-week basis ending the Saturday closest to December 31 of each year. The statements reflect the 52 weeks ended December 29, 2001.

1. Basis of Presentation (continued)

Because one individual owns a controlling interest in Holdings, the Company believes that combined statements are more useful to understand the operations described above related to the Transaction. All of CV Leasing LLC’s business has been conducted with Capitol Vial, Inc. and it had no other sources of revenue and expenses not related to the Business. All intercompany transactions have been eliminated in combination.

2. Summary of Significant Accounting Policies

Inventory

Inventories are stated at the lower of cost or market. Cost includes material, labor and applicable manufacturing overhead and is determined using the first-in-first-out (FIFO) method.

Property, Plant and Equipment

Property, plant, and equipment is recorded at cost. Depreciation is provided for using the straight-line method over the estimated useful lives of the assets. Buildings and improvements are depreciated over estimated useful lives of 20-39 years and machinery and equipment is depreciated generally over estimated useful lives of 5-15 years. Upon disposal, the cost and related accumulated depreciation are eliminated from the respective accounts and resulting gains or losses are included in operations. Expenditures for maintenance and repairs are charged to operations as incurred.

Patents

Patents consist of third party legal costs associated with processing internally developed patents. Patents are amortized using the straight-line method over a useful life of 17 years. The value of patents is based upon management’s allocation of total patent costs capitalized by Holdings and related entities that are applicable to the Business.

2. Summary of Significant Accounting Policies (continued)

Revenue and Expenses

The Business is not a stand-alone division or subsidiary of the Company and was not accounted for separately. Although revenue and some expenses have been directly identified as being Business related, separate accounts were not maintained for a majority of costs of products sold and selling, general and administrative expenses. Due to these limitations, the Company has performed an analysis of costs within each category of costs in order to determine its best estimate of those costs that directly relate to the Business and those that need to be allocated to the Business from the Company’s total operations based on an allocation methodology that is based primarily on percent of revenue. As a result of this, the Statement of Revenue, Direct and Allocated Cost of Products Sold, Direct and Allocated Selling, General and Administrative Expenses and Interest Expense includes allocated expenses believed by management to be reasonable. However, these allocations are not necessarily indicative of the costs and expenses that would have been incurred by the Business on a stand-alone basis and there can be no assurance that such allocations will be indicative of future results of operations.

Revenue from the sale of products is recognized when title passes to the customer, which generally occurs upon product shipment. Revenue is presented net of sales discounts, returns and allowances, freight expense ($2,175,312) and sales incentives.

Cost of products sold include direct costs such as raw materials, direct labor, and other direct manufacturing expenses as well as indirect manufacturing costs such as facility costs and utilities. Cost of products sold include $13,494,023 of costs that were allocated to the Business from Company total operations based primarily on percent of revenue.

Selling, general and administrative expenses include direct costs such as the payroll and other direct expenses associated with the sales professionals of the Business. This category of costs also includes direct and allocated costs associated with office expenses, telephone, supplies and other miscellaneous general and administrative expenses. Selling, general and administrative expenses include $1,451,173 of costs that were allocated to the Business from Company total operations based primarily on percent of revenue. Certain executive management expenses and legal and professional costs and taxes have not been allocated to the Business as the Company does not believe that these costs relate to the Business. Interest expense directly relates to debt

2. Summary of Significant Accounting Policies (continued)

and capital lease liabilities assumed by Apogent and does not include interest expense on any of Holdings debt not assumed by Apogent. There was no allocation of interest expense because interest expense can be directly associated with assumed liabilities.

Use of Estimates

The preparation of the statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period, the reported amounts of assets and the disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

3. Customer Concentration

Sales to three major customers represented 44.1% of net sales for the year ended December 29, 2001. Actual sales to the major customers are summarized as follows:

Medtox, Inc.	$1,634,705
Laboratory Corporation of America	4,691,413
Quest Diagnostics	5,725,339

Total	$12,051,457

4. Debt

Debt was assumed by Apogent and paid, on February 25, 2002, at the Transaction closing. Debt consists of the following:

Charter One Bank, F.S.B. – Term loan entered into in November 2001, interest due monthly at the greater of LIBOR plus 3.5% or the bank’s prime rate. The Company obtained an interest rate cap agreement at 9.5% as required by the loan agreement. The cost of the interest rate cap was $72,000 and is being amortized over the term of the loan.	$32,000,000

Auburn, Alabama Industrial Development Agency loan – In April 1993, the Company obtained a mortgage loan from the Auburn, Alabama Industries Development Agency. The mortgage has monthly installments of $6,032 including interest at 5%. Company assets, primarily the Auburn manufacturing facility, secure this mortgage loan.	252,018

Old Kent Bank term loan – In May 1999, the Company, for the specific purchase of equipment, entered into a $3,500,000 term loan with Old Kent Bank. This loan is payable in monthly principal and interest installments of $71,290. Except under certain interest rate scenarios, interest is calculated on the unpaid principal balance of each term note from the commencement date of the note until it is paid in full at a rate of 8.53% per annum. Company assets, primarily property, plant and equipment, secure the loan.	1,610,801

4. Debt (continued)

Credit Line – The Company has an outstanding line of credit with Charter One Bank, F.S.B. in the amount of $8,000,000 which is secured by Company assets, primarily inventory and accounts receivable. The interest rate is based upon LIBOR plus 3.25% or the prime rate determined at the borrowers’ option exercisable at of the first day of each month. This line is subject to review and renewal on October 1, 2004.	$652,727

Subordinated debt – On December 30, 1998 the Company entered into a subordinated note and warrant purchase agreement. The Company received $12,500,000 and insures interest at 13% through December 31, 2001, at which time the interest rate decreases to 12.5%. The note matures on December 30, 2006. The Company may prepay the note at any time but would incur a premium equating to 4%, if prepaid in 2002.	14,752,638

Miscellaneous term notes – The Company has three notes with various financial institutions. The proceeds from these notes were used to purchase company vehicles. These notes have monthly principal and interest payments ranging from $450 to $650. Two loans mature in 2003 and one in 2006. The related vehicles purchased secure these notes.	48,215

Total debt	$49,316,399

4. Debt (continued)

Annual maturities of the December 29, 2001 debt obligations are as follows:

2002	$1,141,489
2003	7,220,134
2004	26,014,712
2005	176,748
2006 and thereafter	14,763,316

Total debt	$49,316,399

5. Capital Leases

The Company has entered into several lease agreements that have been recorded as capital lease obligations and has leased machinery and equipment assets with a combined original cost totaling $5,921,257. These leased assets are depreciated over their lease term and have a December 29, 2001 net book value of $2,935,279 and a remaining lease obligation of $2,449,279. These lease agreements have lease terms ranging from three years to five years and require monthly payments ranging from $436 to $11,905. Similar to debt, Apogent assumed these liabilities. At Transaction closing a portion of the sale price was used to establish an escrow account that will be used for payment of these liabilities.

Future minimum lease payments for assets under capital leases as of December 29, 2001 are as follows:

Year ending December 31
2002	$677,401
2003	1,460,825
2004	380,463
2005	290,113
2006	71,916
2007 and thereafter	—

Total minimum payments	2,880,718
Less imputed interest	431,439

Principal payments due	$2,449,279

6. Related Party Transactions

During 2001, the Company incurred a liability to RA Aviation, LLC, a Company owned by the majority owner of CV Holdings, of $705,926 resulting from travel expenses and is included on the Statement of Assets to be Acquired and Liabilities to be Assumed as an accrued expense payable to shareholder at December 29, 2001. This liability was also paid at Transaction closing.